EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
CBRE Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑116398, 333-181235, 333-218113, 333-231572 and 333-2265294 on Form S-8 and No. 333-251514 on Form S-3) of our reports dated February 24, 2023, with respect to the consolidated financial statements and financial statements of CBRE Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Los Angeles, California
February 24, 2023